Tellurian reports third quarter 2018 results

HOUSTON, Texas - (BUSINESS WIRE) November 7, 2018 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) continued to build its global natural gas business during the third quarter of 2018. Notable Tellurian achievements:

•
Received its draft environmental impact statement (EIS) on September 14, 2018, from the United States Federal Energy Regulatory Commission (FERC) for the Driftwood LNG terminal facility and the associated Driftwood pipeline (the Driftwood Project).

•	Secured financing for certain drilling and development activities in the form of a three-year senior secured term loan (the Term Loan).

•	Advanced the sale of LNG and Driftwood Holdings’ partnership interests, with approximately 35 customer/partners conducting due diligence.
President and CEO Meg Gentle said, “Completing the draft EIS is a significant milestone in the LNG terminal regulatory process and reflects FERC’s commitment to deliver the final EIS in January. Tellurian has improved the efficiency of the Driftwood financing, reducing partners’ equity obligation to $500/tonne.  We expect to announce partners by the end of 2018, begin construction in the first half of 2019, and produce LNG by 2023.”

Estimated Driftwood project timeline
Catalyst	Estimated timeline
Final Environmental Impact Statement	18 January 2019
Driftwood final investment decision	1H 2019
Begin construction	1H 2019
Begin operations	2023
Financial results
Tellurian ended its third quarter of 2018 with approximately $172.3 million of cash and cash equivalents and approximately $57.4 million of restricted cash, of which approximately $57.2 million is net proceeds received under the $60 million Term Loan. We have a strong balance sheet consisting of approximately $420.9 million in assets, of which approximately $87.5 million represents our proved properties.
Tellurian reported a net loss of approximately $33.2 million, or $0.15 per share (basic and diluted), for the three months ended September 30, 2018.
About Tellurian Inc.
Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com.
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1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed”, “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood Project and offering and potential related financing transactions. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on March 15, 2018, Item 1A of Part II of the Quarterly Report on Form 10-Q of Tellurian for the quarterly period ended September 30, 2018, and other filings with the SEC, all of which are incorporated by reference herein. There can be no assurance that the Driftwood financing and related transactions will be completed on the terms, and within the time frame, discussed herein or at all. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
Contact
Media:
Joi Lecznar
SVP Public Affairs and Communication
Phone +1.832.962.4044
joi.lecznar@tellurianinc.com
Investors:
Amit Marwaha
Director, Investor Relations
Phone +1.832.485.2004
amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com